EXHIBIT 3.2

                                 RESTATED BY-LAWS

                                       OF

                           CONSOLIDATED GRAPHICS, INC.

                             AS OF NOVEMBER 2, 1998

                                    ARTICLE I
                                  SHAREHOLDERS

      SECTION 1. ANNUAL MEETING. The annual meeting of shareholders for the purpose of electing directors and for the transaction of any other business to come before such meeting shall be held on such date in each year and at such time as shall be designated by the Board of Directors and stated in the notice of the meeting.

      SECTION 2. PRESIDING OFFICER AND CONDUCT OF MEETINGS. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and shall automatically serve as Chairman of such meetings. In the absence of the Chairman of the Board of Directors, or if the Directors neglect or fail to elect a Chairman, then the Chief Executive Officer of the Corporation shall preside at the meetings of the shareholders and shall automatically be the Chairman of such meeting, unless and until a different person is elected by a majority of the shares entitled to vote at such meeting.

      The Chairman of the meeting shall appoint at least two (2) persons to act as inspectors of election at the meeting.

      At the annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the annual meeting. To be properly brought before the annual meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder of the Corporation who is a shareholder of record at the time of giving notice provided for in this Section 2 of Article I, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2 of Article I. For business to be properly brought before an annual meeting by a shareholder, the shareholder shall comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2 of Article I.

      SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief Executive Officer, or by the Board of Directors, and shall be called by the Chief Executive Officer at the request of the holders of not less than one-tenth (1/10th) of all the outstanding shares of the Corporation entitled to vote at the meeting.

      SECTION 4. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Texas, as the place of meeting for any annual or special meeting. If no

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designation is made, the place of meeting shall be the registered office of the
Corporation in the State of Texas.

      SECTION 5. NOTICE OF MEETING. Written or printed notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Waiver by a shareholder in writing of notice of a shareholders' meeting, signed by him, whether before or after the time of such meeting, shall be equivalent to the giving of such notice. Attendance by a shareholder, whether in person or by proxy, at a shareholders' meeting shall constitute a waiver of notice of such meeting of which he has had no notice.

      SECTION 6. CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may, by resolution, fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

      SECTION 7. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and opened at the time and place of the meeting and shall be subject to the inspection by any shareholder during the whole time of the meeting. The original stock transfer books shall be PRIMA FACIE evidence as to who are the shareholders entitled to examine such list or transfer books or to

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vote at any meeting of shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

      SECTION 8. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders and the vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law, the Articles of Incorporation or these By-Laws. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law.

      SECTION 10. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to vote at a meeting of shareholders.

      SECTION 11. CUMULATIVE VOTING. There shall be no cumulative voting whatsoever permitted on any matter.

      SECTION 12. ACTION BY SHAREHOLDERS WITHOUT MEETING. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE II
                               BOARD OF DIRECTORS

      SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

      SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall be eleven (11) but the number of directors may be increased or decreased (provided the decrease does not shorten the term of any incumbent director) from time to time by amendment of these By-Laws or by resolution of the Board of Directors, but shall never be less than one (1). Each director shall hold office until the next annual meeting of shareholders and until his successor shall

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have been elected and qualified. Directors need not be residents of the State of
Texas, or shareholders of the Corporation.

      SECTION 3. CHAIRMAN. A majority of the Directors shall elect from its members a Chairman who shall preside at all meetings of the Board of Directors. The Chairman shall hold this office until the next regular meeting of the Directors or until his successor shall have been elected and qualified. In the absence of the Chairman, or if the Directors neglect or fail to elect a Chairman, then the Chief Executive Officer of the Corporation, if he is a member of the Board of Directors, shall automatically serve as Chairman of the Board of Directors.

      SECTION 4. SECRETARY. The Secretary of the Board of Directors shall be the Secretary of the Corporation, and the Secretary shall act as Secretary of the Directors' meetings and record the minutes of all such meetings. If the Secretary of the Corporation is not available, then the Chairman, or the Chief Executive Officer, as the case may be, may appoint a person to serve as Secretary of the meeting, and such person shall not be required to be a member of the Board of Directors nor an officer of the Corporation.

      SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Texas, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings. The time or place of holding regular meetings of the Board of Directors may be changed by the Chairman of the Board or the Chief Executive Officer by giving written notice thereof as provided in Section 7 of this Article II.

      SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or a majority of the Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Texas, as the place for holding any special meeting of the Board of Directors called by them.

      SECTION 7. NOTICE. Notice of any special meetings shall be given at least two (2) days previously thereto by a written notice delivered personally, mailed or sent by telecopy to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice be given by telecopy, such notice shall be deemed to be delivered upon successful transmission of such notice, confirmed by telephone. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      SECTION 8. QUORUM. A majority of the number of directors fixed by these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if

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less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

      SECTION 9. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      SECTION 10. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of is his predecessor in office. A directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for term of office continuing only until the next election of one or more directors by the shareholders; PROVIDED THAT the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

      A vacancy shall be deemed to exist by reason of the death, resignation, failure or refusal to act by the person elected, upon the failure of shareholders to elect directors to fill the unexpired term of directors removed in accordance with the provisions of these By-Laws, or upon an increase in the number of directors by amendment of these By-Laws.

      SECTION 11. REMOVAL. The entire Board of Directors or any individual director may be removed from office without assigning any cause, by a majority vote of the shareholders at any meeting at which a quorum of shareholders is present. In case the entire Board or any one (1) or more of the directors are so removed, new directors may be elected at the same meeting for the unexpired term of the director or directors so removed. Failure to elect directors to fill the unexpired term of the directors so removed shall be deemed to create a vacancy or vacancies in the Board of Directors.

      SECTION 12. COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      SECTION 13. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors in which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      SECTION 14. INTEREST OF DIRECTORS IN CONTRACTS. Any contract or other transaction between the Corporation and one (1) or more of its directors, or between the Corporation and any firm of which one or more if its directors are

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members or employees, or in which they are interested, or between the
Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation, which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

      SECTION 15. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more members of the Board of Directors to constitute one or more committees of the Board, which shall in each case consist of such number of directors as the Board of Director may determine. Each committee shall have and may exercise such powers in the management of the business and affairs of the Corporation as the Board of Directors may determine by resolution and specify in the respective resolutions appointing them, subject to such restrictions as may be contained in the Articles of Incorporation or that may be imposed by law. Such committee or committees shall have such name or names as may be determined from time to time by resolutions adopted by the Board of Directors. A majority of all the members of any such committee may fix its rules of procedure, determine its actions and fix the time and place, whether within or without the State of Texas, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall provide otherwise by resolution. The Board of Directors shall have power to change the membership of any such committee at any time, to fill vacancies therein and to disband any such committee, either with or without cause, at any time. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

      SECTION 16.   EXECUTIVE COMMITTEE.

            (a) DESIGNATION. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an executive committee.

            (b) NUMBER; QUALIFICATION; TERM. The executive committee shall consist of one (1) or more directors, one (1) of whom shall be the Chief Executive Officer. The executive committee shall serve at the pleasure of the Board of Directors.

            (c) AUTHORITY. The executive committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, including authority over the use of the corporate seal. However, the executive committee shall not have the authority of the Board in reference to:

                  (1)   Amending the Articles of Incorporation;

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                  (2)  Proposing a reduction in the stated capital of the
                       Corporation in the manner permitted by Article 4.12 of the Texas Business Corporation Act or any successor statutory provision, as from time to time amended (the "TBCA");

                  (3)  Approving a plan of merger or consolidation;

                  (4) Recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

                  (5) Recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof;

                  (6) Amending, altering or repealing these By-Laws or adopting new By-Laws;

                  (7) Filling vacancies in or removing members of the Board of Directors or of any committee appointed by the Board of Directors;

                  (8) Electing or removing officers or members of any such committee;

                  (9) Fixing the compensation of any member or alternate member of such committee;

                  (10) Altering or repealing any resolution of the Board of
                       Directors which by its terms provides that it shall not be so amendable or repealable; or

                  (11) Declaring a dividend.

            (d) CHANGE IN NUMBER. The number of executive committee members may be increased or decreased from time to time by resolution adopted by a majority of the whole Board of Directors.

            (e) REMOVAL. Any member of the executive committee may be removed by the Board of Directors by the affirmative vote of a majority of the whole Board, whenever in its judgment the best interests of the Corporation will be served thereby.

            (f) VACANCIES. A vacancy occurring in the executive committee by death, resignation, removal or otherwise may be filled by the Board of Directors in the manner provided for original designation in subparagraph
      (a) hereof.

            (g) MEETINGS. Time, place and notice (if any) of executive committee meetings shall be determined by the executive committee.

            (h) QUORUM; MAJORITY VOTE. At meetings of the executive committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the executive committee, except as otherwise specifically provided by statute, the Articles of Incorporation, or these By-Laws. If a quorum is not present at a meeting of the executive committee, the members present may adjourn the meeting from time to time without notice other than an announcement at the meeting, until a quorum is present.

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            (i) COMPENSATION. By resolution of the whole Board of Directors, the members of the executive committee may be paid their expenses, if any, for attendance at each meeting of the executive committee and may be paid a fixed sum for attendance at each meeting of the executive committee or a stated salary as a member. No such payment shall preclude any member from serving the Corporation in any other capacity and receiving compensation therefor.

            (j) PROCEDURE. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the executive committee shall be placed in the minute book of the Corporation.

            (k) ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the executive committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the executive committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

            (l) RESPONSIBILITY. The designation of an executive committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

            (m) ISSUANCE OF STOCK. The executive committee shall have and may exercise the authority of the Board of Directors with respect to the issuance of shares of the Company, provided, however, that the executive committee shall have such authority only with respect to authorized shares of the common stock of the Company and provided further that the executive committee may only issue or cause to be issued such shares as consideration for the acquisitions of printing companies that have been approved pursuant to authority delegated to the executive committee by the Board of Directors and provided further that the executive committee may in no circumstances issue or cause to be issued any such shares in any individual acquisition in which the aggregate consideration, whether consisting of debt assumption, the payment of cash, the issuance of notes or equity securities or any combination of the foregoing, exceeds $75,000,000.

      SECTION 17. ACTION BY DIRECTORS WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or any executive committee may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all the members of the Board of Directors or executive committee, as the case may be. As permitted by Article 9.10C of the Texas Business Corporation Act, members of the Board of Directors, or members of any committee designated by such Board, may participate and hold a meeting of the Board of Directors or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting pursuant to a conference call or similar communications equipment shall constitute presence in person at such meeting.

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                                   ARTICLE III
                                    OFFICERS

      SECTION 1. NUMBER. The officers of the Corporation shall be a Chief Executive Officer, a President, one (1) or more Vice Presidents, (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.

      SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

      SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation would be served thereby, but such removal shall be without the prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

      SECTION 4. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

      SECTION 5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be subject to the control of the Board of Directors, and shall in general supervise and control all business and affairs of the Corporation. He may sign, with the Secretary, Assistant Secretary, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation. He may agree upon and execute any deeds, mortgages, bonds, contracts, and other obligations in the name of the Corporation. In general, he shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

      SECTION 6. PRESIDENT. In the absence of the Chief Executive Officer, or in the event of his death or inability to act or refusal to act, the President shall perform the duties of the Chief Executive Officer and when so acting shall have all of the powers of and be subject to all of the restrictions upon the Chief Executive Officer. In general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

      SECTION 7. VICE PRESIDENTS. In the absence of the Chief Executive Officer and the President, or in the event of their death or inability or refusal to act, the Vice President or (in the event that there be more than one (1) Vice President) the Vice Presidents, in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election,

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shall perform the duties of the Chief Executive Officer, and when so acting shall have all of the powers of and be subject to all of the restrictions upon the Chief Executive Officer. In general he shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President, or by the Board of Directors.

      SECTION 8. SECRETARY. The Secretary shall: (a) keep the minutes of the Shareholders' and the Board of Directors' meetings in one (1) or more books provided for that purpose; (b) see that all notices be duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) shall have charge of the certificate books, transfer books and stock ledgers; (e) sign with the Chief Executive Officer certificates for shares of the Corporation, and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

      SECTION 9. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories in the manner prescribed by the Board of Directors; and (b) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

      SECTION 10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the Board of Directors. The Assistant Secretaries and Assistant Treasurers shall exercise the powers of the Secretary or of the Treasurer, respectively, during that officer's absence or inability to act.

      SECTION 11. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation. In the absence of action taken by the Board of Directors to fix the salary of any officer during the prior twelve (12) month period, the Chief Executive Officer shall have sole discretionary authority to fix such salary of any officer.


                                   ARTICLE IV
                              INDEMNITY; INSURANCE

      SECTION 1. INDEMNIFICATION. Each person who at any time shall serve, or shall have served, as a director, officer, employee or agent of the Corporation, or any person who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, administrator, employee, agent

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or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (each such person referred to herein as an "Indemnitee"), shall be entitled to indemnification as and to the fullest extent permitted by Article 2.02-1 of the TBCA. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those to be indemnified may be entitled as a matter of law or under any agreement, other provision of these By-Laws, vote of shareholders or directors, or other arrangement. The Corporation may enter into indemnification agreements with its executive officers or directors that contractually provide to them the benefits of the provisions of this
Article IV and include related provisions meant to facilitate the Indemnitees' receipt of such benefits and such other indemnification protections as may be deemed appropriate.

      SECTION 2. ADVANCEMENT OR REIMBURSEMENT OF EXPENSES. The rights of Indemnitee provided under the preceding section shall include, but not be limited to, the right to be indemnified and to have expenses advanced in all proceedings to the fullest extent permitted by Article 2.02-1 of the TBCA. In the event that an Indemnitee is not wholly successful, on the merits or otherwise, in a proceeding but is successful, on the merits or otherwise, as to any claim in such proceeding, the Corporation shall indemnify Indemnitee against all expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf relating to each claim. The termination of a claim in a proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim. In addition, to the extent an Indemnitee is, by reason of his corporate status, a witness or otherwise participates in any proceeding at a time when he is not named a defendant or respondent in the proceeding, he shall be indemnified against all expenses actually and reasonably incurred by him or on his behalf in connection therewith. The Corporation shall pay all reasonable expenses incurred by or on behalf of Indemnitee in connection with any proceeding or claim, whether brought by the Corporation or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to this
Article IV within ten days after the receipt by the Corporation of a written request from Indemnitee reasonably evidencing such expenses and requesting such payment or payments from time to time, whether prior to or after final disposition of such proceeding or claim; provided that the Indemnitee affirms his good faith belief that he has met the standard of conduct necessary for indemnification under this Article IV and undertakes and agrees in writing that he will reimburse and repay the Corporation for any expenses so advanced to the extent that it shall ultimately be determined by a court, in a final adjudication from which there is no further right of appeal, that Indemnitee is not entitled to be indemnified against such expenses.

      SECTION 3. DETERMINATION OF REQUEST. Upon written request to the Corporation by an Indemnitee for indemnification pursuant to these By-Laws, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in accordance with Article 2.02-1 of the TBCA; PROVIDED, HOWEVER, that notwithstanding the foregoing, if a Change in Control shall have occurred, such determination shall be made by Independent Counsel selected by Indemnitee, unless Indemnitee shall request that such determination be made in accordance with Article 2.02-1F (1) or (2). The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred in connection with any such determination. If a Change in Control shall have occurred, Indemnitee shall be presumed (except as otherwise expressly provided in this Article IV) to be entitled to indemnification under this Article IV upon submission of a request to the Corporation for indemnification, and thereafter the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. The presumption shall be used by Independent Counsel, or such other person or persons determining entitlement to indemnification, as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel or such other person or persons convinces him or them by clear and convincing evidence that the presumption should not apply.

      SECTION 4. EFFECT OF CERTAIN PROCEEDINGS. The termination of any proceeding or of any claim in a proceeding by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not (except as otherwise expressly provided in this Article) by itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee's conduct was not in good faith and in a manner that Indemnitee reasonably believed in the case of conduct in Indemnitee's official capacity, that was not in the best interests of the Corporation or, in all other cases, that was not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful and Indemnitee shall be deemed to have been found liable in respect of any claim only after Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

      SECTION 5. EXPENSES OF ENFORCEMENT OF ARTICLE. In the event that Indemnitee, pursuant to this Article IV, seeks a judicial adjudication to enforce Indemnitee's rights under, or to recover damages for breach of, rights created under or pursuant to this Article IV, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses actually and reasonably incurred by Indemnitee in such judicial adjudication but only if Indemnitee prevails therein. If it shall be determined in said judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication shall be reasonably prorated in good faith by counsel for Indemnitee. Notwithstanding the foregoing, if a Change in Control shall have occurred, Indemnitee shall be entitled to indemnification under this Section 5 regardless of whether Indemnitee ultimately prevails in such judicial adjudication.

      SECTION 6. INSURANCE ARRANGEMENTS. The Corporation may procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any Indemnitee against any expense, liability or loss asserted against or incurred by such person, incurred by Indemnitee in such a capacity or arising out of Indemnitee's status as such a person, whether or not the Corporation would have the power to indemnify such person against such expense or liability. In considering the cost and availability of such insurance, the Corporation (through the exercise of the business judgment of its directors and officers), from time to time, may purchase insurance which provides for any and all of (i) deductibles, (ii) limits on payments required to be made by the insurer or (iii) coverage which may not be as comprehensive as that previously included in such insurance purchased by the Corporation, if any. The purchase of insurance with deductibles, limits on payments and coverage exclusions will be deemed to be in the best interest of the Corporation but may not be in the best interest of certain of the persons covered thereby. This Section 6 is authorized by Section 2.02-1(R) of the TBCA as in effect on the date hereof, and further is intended to establish an arrangement of self-insurance pursuant to that section.

      SECTION 7. SEVERABILITY. If any provision or provisions of this Article IV shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article IV shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

      SECTION 8.  DEFINITIONS.  The following terms are used herein as follows:

      "Change in Control" means a change in control of the Corporation occurring after the date of adoption of these By-Laws of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if at any time after the date of adoption of these By-Laws (i) any "person" (as such term is used in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act), other than Joe R. Davis, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter or (iii) during any 15-month period, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors; notwithstanding the foregoing, no Change in Control shall be deemed to have occurred as a result of the initial public offering of the Corporation's Common Stock.

      "Corporate Status" means the status of a person who is or was a director, officer, partner, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

      "Disinterested Director" means a director of the Corporation who is not a named defendant or respondent to the proceeding or subject to a claim in respect of which indemnification is sought by Indemnitee.

      "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither contemporaneously is, nor in the five years theretofore has been, retained to represent: (a) the Corporation or Indemnitee in any matter material to either such party, (b) any other party to the proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding voting securities.

Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights to indemnification under these By-Laws.


                                    ARTICLE V
                          CERTIFICATES AND SHAREHOLDERS

      SECTION 1. CERTIFICATES. Certificates in the form determined by the Board of Directors shall be delivered representing all shares to which shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on its face the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. It shall be signed by the Chief Executive Officer and Secretary and such other officer or officers as the Board of Directors shall designate, and may be sealed with the seal of the Corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent or an assistant transfer agent or registered by a registrar (either of which is other than the Corporation or an employee of the Corporation), the signature of any officer may be facsimile.

      SECTION 2. ISSUANCE. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

      SECTION 3.  PAYMENT FOR SHARES.

            (a) The consideration for the issuance of shares shall consist of any tangible or intangible benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation.

            (b) In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

            (c) When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

            (d) The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

      SECTION 4. SUBSCRIPTIONS. Unless otherwise provided in the subscription agreement, subscriptions for shares, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same series. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

      SECTION 5. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

            (a) Makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken; and

            (b) Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

            (c) Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and

            (d) Satisfies any other reasonable requirements imposed by the Corporation.

When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

      SECTION 6. REGISTRATION OF TRANSFER. The Corporation shall register the transfer of a new certificate for shares presented to it for transfer if:

            (a) The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

            (b) The signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange and reasonable assurance is given that such endorsements are effective; and

            (c) The Corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

            (d) Any applicable law relating to the collection of taxes has been complied with.

      SECTION 7. REGISTERED OWNER. Prior to due presentment for registration of transfer of a certificate for shares, the Corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a shareholder.

      SECTION 8. PRE-EMPTIVE RIGHTS. No shareholder or other person shall have any pre-emptive right whatsoever.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

      SECTION 1. OFFICES. Until the Board of Directors otherwise determines, the registered office of the Corporation required by the TBCA to be maintained in the State of Texas, shall be the principal place of business of the Corporation, but such registered office may be changed from time to time by the Board of Directors in the manner provided by law and need not be identical to the principal business of the Corporation.

      SECTION 2. NOTICE AND WAIVER OF NOTICE. Whenever any notice whatever is required to be given under the provisions of these By-Laws, said notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the books of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. A waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

      SECTION 3. SECURITIES OF OTHER CORPORATIONS. The Chief Executive Officer of the Corporation shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

      SECTION 4. PROCEDURE. Meetings of shareholders and of the Board of Directors shall be conducted in an orderly procedure as shall be determined by the presiding officer at such meetings. The presiding officer shall make all rulings and decisions on any motion or question to come before such meetings and his ruling shall be final and decisive.

      SECTION 5. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

      SECTION 6. RELATION TO ARTICLES OF INCORPORATION. These By-Laws are subject to, and governed by, the Articles of Incorporation.


                                   ARTICLE VII
                                   AMENDMENTS

      These By-Laws may be altered, amended or repealed, and new By-Laws may be adopted, by the Directors, subject to repeal or change by action of the shareholders.